PFGI CAPITAL CORPORATION

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

In connection with the filing with the Securities and Exchange Commission of the Annual Report of PFGI Capital Corporation (“PFGI Capital”) on Form 10-K for the period ending December 31, 2004 (the “Report”), I, Susan M. Kinsey, President (Principal Executive Officer) of PFGI Capital, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PFGI Capital.

/s/ Susan M. Kinsey
Susan M. Kinsey
President (Principal Executive Officer)

March 31, 2005

[A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PFGI Capital Corporation and will be retained by PFGI Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]